Cinedigm Announces Fourth Quarter Fiscal 2016 Financial Results
OTT channels pass 2.5 mil app installs, 500,000 registered users and 50,000 active subscribers
LOS ANGELES (July 14, 2016) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the fourth quarter of fiscal 2016, which ended March 31, 2016.
Financial Summary
Results for fiscal year 2016:
•	Consolidated revenues for the year were $104.5 million
•	Content and entertainment revenues for the year were $43.9 million
•	Consolidated adjusted EBITDA for the year was $43.2 million
•	Non-deployment adjusted EBITDA for the year was a loss of $3.4 million
Results for fourth quarter 2016:
•	Consolidated revenues were $23.2 million
•	Content and entertainment revenues were $8.8 million
•	Consolidated adjusted EBITDA was $9.1 million
•	Non-deployment adjusted EBITDA was a loss of $2.1 million
Highlights
•	The Company now has approximately 2,500,000 app installs across all three Over-The-Top (OTT) channels, (Docurama, CONtv, Dove)
•	The Company now has an estimated 500,000 registered users across all channels
•	The Company now has an estimated 50,000 active subscribers across all channels.
•	Dove Channel, launched September 2015, has over 1,000,000 installations on Android, iOS and Roku, more than 344,000 registered users and an estimated 35,000 active subscribers
•	The Company made payments of $62.3 million to our long-term debt arrangements for the twelve months ended March 31, 2016. Additionally, post year end, we paid down $5.7 million on our recourse debt in the first quarter of fiscal 2017
•	The company is on track to achieve in excess of $10 million in cost savings that were initiated in Fiscal 2016
•	Subsequent to year-end, the Company reported it has completed or is working on a comprehensive series of inter-related and accretive financing transactions that will raise capital, strengthen the Company balance sheet and improve overall business prospects. As part of this, we improved the liquidity from our existing revolving credit facility by $6.2 million through June 30, 2017

•	Additionally, the Company is planning to do a relatively small raise of up to $11 million in second lien secured debt with a modest and shareholder friendly equity component. $4.5 million in funding has already been committed or funded towards this effort
"We believe our financing efforts, streamlined operations and ability to take advantage of a much stronger competitive market position has primed Cinedigm to attract significant new business and enhance shareholder value.," said Chris McGurk, Chairman and CEO. "We hope the benefits of these initiatives to our balance sheet and business prospects will soon become crystal clear. We will endeavor to leverage them to the maximum extent possible while we focus on executing against our operational plans. Moreover, on a go-forward basis, we expect our base distribution business to generate sufficient cash to fund the growth capital required by our OTT channels. In the meantime, we will continue our discussions with potential strategic OTT partners to accelerate our growth and also share the capital outlay required."
Full Year Fiscal 2016 Detailed Results
Revenues in our Phase I Deployment businesses increased compared to the prior year, primarily because there were a greater number of wide titles released in the year ended March 31, 2016 than in the same period of the prior year, partially offset by a slightly lower number of active Systems deployed. As of March 31, 2016, 101 of our Phase I Systems had reached the conclusion of their deployment payment for certain major studios and therefore, we expect VPF and Services revenue on those systems to decrease in the future. We estimate that by December 31, 2016, approximately 50% of our Phase I Systems will no longer earn VPF revenue from certain major studios and by December 31, 2017, nearly all Phase I systems will have reached the end of their deployment period and will no longer earn VPFs from certain major studios. Revenue in our Phase II Deployment business was comparable to the prior year reflecting a consistent number of Phase II Systems deployed and screen utilization rates. Our Services segment earns commissions on VPF revenue generated by the Phase I and Phase II deployment segments. Revenue generated by our Services segment decreased as a result of fewer active Phase I Systems and lower revenue earned by our Phase II deployment businesses.
Adjusted EBITDA (including the results of Phase 1 and Phase II Deployments segments) for the year ended March 31, 2016 decreased 9.4% compared to the prior fiscal year. Adjusted EBITDA from our non-deployment businesses also decreased compared to the year ended March 31, 2015, reflecting the ramp up of our OTT business, where we had 3 channels in full operation versus only 1 in the prior year.
"We look forward to having the financings behind us in the very near future so we can turn 100% of our attention to running our business and improving shareholder value," said Jeffrey Edell, Chief Financial Officer. "We have a substantial amount of new business in front of us on more favorable terms in our base business given recent events with some of our competitors we intend to take full advantage of that. Combined with the significant streamlining efforts already achieved, we look forward to building profitability in our base business."
Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation and expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Conference Call
Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on July 14, 2016.
To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.
For those unable to participate during the live broadcast, a replay will be available beginning July 14, 2016 at 7:30 p.m. EDT, through July 19, 2016 at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 35130294.
About Cinedigm
Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television. The company's library of films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including Scholastic, NFL, Shout Factory, Hallmark, Jim Henson and more.
Additionally, given Cinedigm's infrastructure, technology, content and distribution expertise, the Company has rapidly become a leader in the quickly evolving over-the-top digital network business. Cinedigm's first channel, DOCURAMA, launched in May 2014, and is currently available on iOS, Roku, Xbox and Samsung, with additional platforms currently being rolled out. Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015. The Company's third OTT channel, DOVE CHANNEL, launched on September 15, 2015 and is a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove Foundation.
Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]
Safe Harbor Statement
 Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.
For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
	March 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$25,481	$18,999
Accounts receivable, net	52,898	59,591
Inventory, net	2,024	3,210
Unbilled revenue	5,570	5,065
Prepaid and other current assets	15,872	20,078
Total current assets	101,845	106,943
Restricted cash	8,983	6,751
Property and equipment, net	61,740	98,561
Intangible assets, net	25,940	31,784
Goodwill	8,701	26,701
Debt issuance costs, net	894	898
Other long-term assets	1,295	1,379
Total assets	$209,398	$273,017
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$68,517	$77,147
Current portion of notes payable, non-recourse	29,074	32,973
Current portion of notes payable	—	24,294
Current portion of capital leases	341	640
Current portion of deferred revenue	2,901	2,760
Total current liabilities	100,833	137,814
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs of $4,458 and $5,938, respectively	83,238	118,387
Notes payable, net of current portion and unamortized debt issuance costs of $3,068 and $750, respectively	86,938	21,000
Capital leases, net of current portion	3,884	4,855
Deferred revenue, net of current portion	7,532	10,098
Total liabilities	282,425	292,154
Commitments and contingencies (see Note 8)
Stockholders' Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2016 and 2015, respectively. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A and Class B stock; Class A stock 21,000,000 shares authorized; 7,977,861 and 7,717,850 shares issued and 7,700,617 and 7,712,706 shares outstanding at March 31, 2016 and 2015, respectively; 1,241,000 Class B stock authorized and issued and zero shares outstanding at March 31, 2016 and 2015, respectively	79	77
Additional paid-in capital	269,871	277,984
Treasury stock, at cost; 277,244 and 5,144 Class A common shares at March 31, 2016 and 2015, respectively	(2,839)	(172)
Accumulated deficit	(342,448)	(300,350)
Accumulated other comprehensive loss	(64)	(57)
Total stockholders' deficit of Cinedigm Corp.	(71,842)	(18,959)
Deficit attributable to noncontrolling interest	(1,185)	(178)
Total deficit	(73,027)	(19,137)
Total liabilities and deficit	$209,398	$273,017

CINEDIGM CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
	For the Fiscal Year Ended March 31,		For the Three Months Ended March 31,
	2016	2015	2016	2015
Revenues	$104,449	$105,484	$23,209	$27,630
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	31,341	30,109	7,149	9,184
Selling, general and administrative	33,367	31,120	7,430	7,825
Provision (benefit) for doubtful accounts	789	(206)	450	—
Restructuring, transition and acquisition expenses, net	1,130	2,638	358	388
Goodwill impairment	18,000	6,000	—	6,000
Litigation related expenses, net of recoveries in 2016	(2,228)	1,282	(1,593)	502
Depreciation and amortization of property and equipment	37,344	37,519	9,132	9,352
Amortization of intangible assets	5,852	5,864	1,467	1,053
Total operating expenses	125,595	114,326	24,393	34,304
Loss from operations	(21,146)	(8,842)	(1,184)	(6,674)
Interest income	82	101	18	28
Interest expense	(20,642)	(19,899)	(5,098)	(4,869)
Loss on extinguishment of notes payable	(931)	—	—	—
Other income, net	513	105	7	36
Change in fair value of interest rate derivatives	(40)	(441)	(8)	(160)
Loss from continuing operations before income tax expense	(42,164)	(28,976)	(6,265)	(11,639)
Income tax (expense) benefit	(345)	—	125	—
Loss from continuing operations	(42,509)	(28,976)	(6,140)	(11,639)
Income from discontinued operations	—	100	—	—
Loss on sale of discontinued operations	—	(3,293)	—	(248)
Net loss	(42,509)	(32,169)	(6,140)	(11,887)
Net loss attributable to noncontrolling interest	767	861	79	861
Net loss attributable to controlling interests	(41,742)	(31,308)	(6,061)	(11,026)
Preferred stock dividends	(356)	(356)	(89)	(89)
Net loss attributable to common shareholders	$(42,098)	$(31,664)	$(6,150)	$(11,115)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(6.51)	$(3.71)	$(0.95)	$(1.41)
Loss from discontinued operations	—	(0.41)	—	(0.03)
Net loss attributable to common shareholders	$(6.51)	$(4.12)	$(0.95)	$(1.44)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	6,467,978	7,678,535	6,454,829	7,696,214

	For the Fiscal Year Ended March 31,
($ in thousands)	2016	2015
Loss from continuing operations	$(42,509)	$(28,976)
Add Back:
Income tax expense	345	—
Depreciation and amortization of property and equipment	37,344	37,519
Amortization of intangible assets	5,852	5,864
Interest expense, net	20,560	19,798
Loss on extinguishment of debt	931	—
Other income, net	(513)	(105)
Change in fair value of interest rate derivatives	40	441
Provision for doubtful accounts	789	(206)
Stock-based compensation and expenses	1,832	2,151
Goodwill impairment	18,000	6,000
Restructuring, transition and acquisition expenses, net	1,130	2,638
Professional fees pertaining to activist shareholder proposals and compliance	816	1,668
Litigation settlement (recovery) net of expenses	(2,228)	—
Net loss attributable to noncontrolling interest	767	861
Adjusted EBITDA	$43,156	$47,653

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(35,969)	$(36,072)
Amortization of intangible assets	(46)	(46)
Provision for doubtful accounts	(339)	227
Restructuring, acquisitions and transition expenses	—	(61)
Income from operations	(10,186)	(10,507)
Adjusted EBITDA from non-deployment businesses	$(3,384)	$1,194

	For the Quarter Ended March 31,
($ in thousands)	2016	2015
Loss from continuing operations	$(6,140)	$(11,639)
Add back:
Income tax expense	(125)	—
Depreciation and amortization of property and equipment	9,132	9,352
Amortization of intangible assets	1,467	1,053
Interest income	(18)	(28)
Interest expense	5,098	4,869
Extinguishment of debt	—	—
Other (income) expense, net	(7)	(36)
Change in fair value of interest rate swap	8	160
Provision for doubtful accounts	450	—
Stock-based compensation and expenses	409	679
Goodwill impairment	—	6,000
Restructuring, acquisition and transition expenses	358	388
Professional fees pertaining to shareholder activism and compliance	(40)	157
Litigation and related expenses	7	502
Litigation settlement	(1,600)	—
Net loss attributable to noncontrolling interest	79	861
Adjusted EBITDA	$9,078	$12,318

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(8,848)	$(9,017)
Amortization of intangible assets	(15)	(12)
Income from operations	(2,265)	(2,381)
Adjusted EBITDA from non-deployment businesses	$(2,050)	$908